UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009 (June 5, 2009)

SEAWAY VALLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-52356 (Commission File Number)	20-5996486 (IRS Employer Identification No.)

10-18 Park Street, 2nd Floor, Gouverneur, NY 13642
 (Address of principal executive offices)            (Zip Code)

(315) 287-1122
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Seaway's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Seaway’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Seaway's actual results to differ from management's current expectations are contained in Seaway's filings with the Securities and Exchange Commission.

Item 1.01     Entry into a Material Definitive Agreement

On June 5, 2009, Seaway Valley Capital Corporation (“Seaway” or the “Company”) entered into a Drawdown Equity Financing Agreement (“Drawdown Agreement”) with Auctus Private Equity Fund, LLC (the “Investor”).  Pursuant to this Agreement, the Investor shall commit to purchase up to $20,000,000 of the Company’s common stock over the course of thirty six (36) months.  The amount that the Company shall be entitled to request from each purchase (“Puts”) shall be equal to, at the Company’s election, either the greater of (i) $150,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date.  The put date shall be the date that the Investor receives a put notice of a draw down by the Company.  The purchase price shall be set at 93% of the lowest closing bid price of the common stock during the pricing period.  The pricing period shall be the five (5) consecutive trading days immediately after the put notice date.  Further, the Investor shall immediately cease selling any shares within a drawdown notice if the price of the Company’s common stock falls below 75% of the average closing bid price of the common stock over the preceding ten (10) trading days prior to the drawdown notice date; such floor can be waived only in the sole discretion of the Company.

The Company is obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the shares of common stock underlying the Drawdown Agreement within ninety (30) calendar days after the closing date.  In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred and twenty (120) calendar days after the filing of the registration statement.

In connection with the Drawdown Agreement, the Company paid the Investor a due diligence fee of $15,000.

Item 3.02     Unregistered Sales of Equity Securities

See Item 1.01 above.

The  Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01     Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Drawdown Equity Financing Agreement, dated as of June 5, 2009 by and between Seaway Valley Capital Corporation and Auctus Private Equities Fund, LLC.
10.2	Registration Rights Agreement, dated as of June 5, 2009, by and between Seaway Valley Capital Corporation and Auctus Private Equities Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWAY VALLEY CAPITAL CORPORATION
June 9, 2009	By: Thomas Scozzafava Chief Executive Officer